EXHIBIT 10.32
CERTAIN INFORMATION FROM THIS DOCUMENT HAS BEEN REDACTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST BY HARMONIC INC. UNDER 17 C.F.R. §§ 200.80(B)(4), 200.83 AND 240.24B-2 AND SUBMITTED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
Amendment to the Professional
Services Agreement for Manufacturing
This Amendment made this 6th day of January, 2006, between Harmonic Inc., hereinafter called “HARMONIC” and Plexus Services Corp., hereinafter called “PLEXUS”.
WITNESSETH:
WHEREAS, HARMONIC AND PLEXUS entered into a Professional Services Agreement dated September 22, 2003 (“PSA”) for the purpose of Plexus providing Harmonic with manufacturing services of electronic products for resale to Harmonic’s customers.
WHEREAS, HARMONIC and PLEXUS wish to modify and amend the PSA;
NOW, THEREFORE, in consideration of the above premises and the mutual promises contained herein,
IT IS HEREBY AGREED that the PSA shall be and hereby is modified and amended as follows:
1.	In the fifth (5th) line in Section 7 of Exhibit D, change the carrying charge of [*] ([*]) to [*] ([*]).

2.	All of the other terms and conditions of the PSA shall remain in full force and effect, except as specifically amended herein.
IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first written above.

HARMONIC INC.	PLEXUS SERVICES CORP.

BY:	BY:

TITLE:	TITLE:

DATE:	DATE:

*	Information redacted pursuant to a confidential treatment request by Harmonic Inc. under 17 C.F.R. §§ 200.80(b)(4), 200.83 and 240.24b-2 and submitted separately with the Securities and Exchange Commission.